Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-23
CUSIP: 21988G692 & 21988GAV8

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2001.

INTEREST ACCOUNT

Balance as of June 1, 2001 ...............................              $0.00
        Scheduled Income received on securities ..........      $1,000,000.75
        Unscheduled Income received on securities ........              $0.00

LESS:
        Distribution to Class A1 Holders .................     -$1,000,000.00
        Dstribution to Class A2 Holders ..................             -$0.00
        Distribution to Depositor ........................             -$0.00
Balance as of December 1, 2001 ...........................              $0.75

PRINCIPAL ACCOUNT

Balance as of June 1, 2001 ...............................              $0.00
        Scheduled Principal payment received on securities              $0.00

LESS:
        Distribution to Holders ..........................              $0.00
Balance as of December 1, 2001 ...........................              $0.00

                UNDERLYING SECURITIES HELD AS OF DECEMBER 1, 2001

        Principal
        Amount                    Title of Security
        ------                    -----------------
        $28,777,000          Ryder Systems Inc. 6.95% Debentures
                             Due December 1, 2025
                             CUSIP: 78354AZ1

U.S. Bank Trust National Association, as Trustee


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